NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 1, 2007

To the Stockholders of

OP-TECH ENVIRONMENTAL SERVICES, INC. (A Delaware Corporation)

The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the Company Headquarters, 6392 Deere Road, Syracuse, New York on November 1,
 2007 at 3:15 p.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Information Statement:

(1)   The election of seven directors;

(2) To ratify the appointment of Dannible & McKee, LLP as independent auditors of the Corporation;

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on September 25, 2007 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of the
Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Treasurer, Jon Verbeck, of OP-TECH Environmental Services,
Inc., 6392 Deere Road, Syracuse, New York 13206.  The stock transfer books of the Corporation
will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                                                      By Order of the Board
 of Directors,

                                              Jon Verbeck
                                              Treasurer
       September 27, 2007

Requests for additional copies of the Information Statement should be addressed to the Treasurer,
 OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York
13206.

OP-TECH Environmental Services, Inc.
and Subsidiaries

6392 Deere Road
Syracuse, New York 13206

_________________


INFORMATION STATEMENT

__________________


ANNUAL MEETING OF STOCKHOLDERS

November 1, 2007

This Information Statement is furnished by the Board of Directors of OP-TECH Environmental
Services, Inc. (the ?Company?) in connection with the Annual Meeting of Stockholders to be held on
 November 1, 2007. The Board of Directors has fixed September 25, 2007, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting (?Record
Date?). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of record on or about September 27, 2007.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.


Robert J. Berger, Richard Messina, Kevin Eldred and Richard Elander together own an aggregate of
approximately 51% of the issued and outstanding shares of Common Stock of the Company and have consented in writing to the election as directors of the nominees set forth herein, and the ratification of the appointment of Dannible & McKee, LLP as the Company?s independent auditor.

The Annual Report on Form 10-K of the Company, including financial statements for the year ended
December 31, 2006, is enclosed herewith, but without exhibits as filed with the Securities and
Exchange Commission.  Any stockholder may, by written request directed to the
 Treasurer, OP-
TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Company?s reasonable expenses of furnishing such exhibits may be charged.





DISSENTERS' RIGHT OF APPRAISAL
The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

All the voting power of the Company is vested in its common stock.  At the
 Record Date, 11,812,039
shares of common stock, par value $.01 per share, were outstanding. Each share of common stock is entitled to one vote.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.




Name and Address         Amount and Nature
of Beneficial Owner        of Beneficial Ownership (1)(2)
 Percentage of Class (1)

Richard Messina                          4,208,451(2) (3)       32%
40 Fulton Street, 19th Floor
New York, NY 10038

Robert Berger                          1,171,667 (4)              9%
121 Shirley Rd.
Syracuse, NY 13224

Jurg Walker                            1,000,000                  8%
3 Avenue De La Costa
Monaco 98000

Kevin Eldred                            835,000                   6%
1007 Overlook Terrace
Cazenovia, NY 13035


(1)Based upon the sum of (a) 11,812,039 shares of common stock outstanding,
 (b) 706,016
outstanding, unexercised options to purchase shares pursuant to the 2002 Stock Option Plan, and (c) warrants to purchase 480,000 shares issued to Summit Capital Associates, Inc.

(2)All shareholders directly or beneficially own all shares except for Mr. Messina who owns
1,343,933 shares directly and 2,864,518 shares indirectly.

(3)Includes 480,000 shares issuable upon the exercise of warrants to purchase common stock issued to Summit Capital Associates, Inc.

(4)Includes options to purchase 13,333 shares of Common Stock.







AUDIT COMMITTEE

In October of 2002, the Companys Board of Directors formed an Audit
Committee (the Committee).
The members of the Committee are Messrs. Cornelius Murphy, Richard Elander, and George Lee. The
Committee operates under a written charter adopted by the Board of Directors.
  The Committee held 2
meetings during the year ended December 31, 2006. Its duties and responsibilities include the following:

  Provides oversight of the financial reporting process and management?s responsibility for the integrity, accuracy and objectivity of financial reports, and accounting and financial reporting practices.
  Recommends to the Board the appointment of the Company's independent public accountants.
  Provides oversight of the adequacy of the Company's system of internal controls.
  Provides oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations.

The Committee has met and held discussions with the Chief Financial Officer and the Company's independent accountants, Dannible & McKee, LLP, regarding audit activities. Management has the primary responsibility for the Companys systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of the
Companys consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee?s responsibility is to monitor and oversee these processes.
 However, the members of the Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Committee recommended to the Board of Directors the appointment of
 Dannible & McKee, LLP as
the Company's independent accountants for the year 2006, as ratified by shareholders. The Company's independent accountants provided to the Committee the written disclosure required by Independence
Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firms independence.

Management represented to the Committee that the Companys consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.
The Committee discussed with the independent accountants matters required to be discussed by
Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect.
Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company?s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The aggregate fees billed by the Company?s independent accounting firm, Dannible & McKee, LLP, for professional services rendered for the audit of the Company?s annual financial statements for the years ended December 31, 2006 and 2005 and the review of the financial statements included in the
Companys Forms 10-Q for 2006 and 2005 were $34,500 and $31,000, respectively.

The Committee does not have a financial expert. Due to the small size of the Company and lack of financial complexity, the Committee does not anticipate adding a financial expert.

REPORT OF AUDIT COMMITTEE

The Audit Committee reviews the companys financial reporting process on behalf of the Board.
Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process.
Dannible & McKee, LLP, our companys independent auditor for 2006, is responsible for expressing an opinion on the conformity of the companys audited financial statements with generally accepted
accounting principles.

In this context, the committee has reviewed and discussed with management and Dannible &
McKee, LLP the audited financial statements for the year ended December 31,
 2006.  The
committee has discussed with Dannible & McKee, LLP the matters that are required to be discussed by Statement on auditing Standards No. 61 (Communication with Audit committees). Dannible &
McKee, LLP has provided to the committee the written disclosures and the letter required by
Independence Standards Board Standard No. 1 (Independence Discussions with
Audit
Committees), and the committee has discussed with Dannible & McKee, LLP that independence. The committee has concluded that Dannible & McKee, LLP?s provision of audit and non-audit services to the company is compatible with Dannible & McKee, LLP?s independence.

Based on the considerations and discussions referred to above, the committee recommended to the
Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Annual Report on form 10-K for 2006. This report is provided by the following independent directors, who comprise the committee:

	Cornelius Murphy, PhD (Chairman)
	Richard Elander
	George Lee
























ELECTION OF DIRECTORS

NOMINEES

Seven Directors are to be elected at the Annual Meeting, each to hold office until the next annual
meeting and until his successor is elected and qualified.

The following table sets forth certain information furnished to the Company regarding the persons who are nominees for the election as directors of the Company.

Name, Age
Principal Occupation

Year First
Elected


Certain Other Information

Robert J. Berger (61)
Director and Co-Chairman of the Board

1998


Mr. Berger has served in his present position as Director since November 1998, and as Chairman of the Board since February 2000 and as Co-Chairman of the Board since January 2007.
  Mr. Berger was employed
in various positions for OnBank from 1978 through March 31, 1998, his last position being Senior Vice
President, Treasurer, and Chief Financial Officer. From April through August 1998, he served as consultant to
M&T Bancorp. pursuant to its merger agreement with OnBank. From August 1998 through 2004, he was an
 Adjunct Professor at LeMoyne College in Syracuse, New York.  From August
 1998 through June 2002, he
served as Director of the Madden Institute of Business Education at LeMoyne College. Mr. Berger is also
Chairman, President, and Chief Executive Officer of St. Lawrence Industrial
 Services, Inc.
Richard Messina (45)
Director and Co-Chairman of the Board
2005
Mr. Messina was elected to the Board in November 2005 and elected Co-Chairman of the Board in January
2007. Mr. Messina founded The Benchmark Company, LLC, a securities broker-dealer, in 1988. Benchmark operates out of offices in New York, Boston and Denver and is primarily engaged in equity research, sales, and trading on behalf of institutional clients. Mr. Messina currently serves as Co-Chief Executive Officer of
Benchmark.

Cornelius B. Murphy, Jr. (63)
Director

1991

Dr. Murphy has served in his current position since December 1991. Dr. Murphy has been a director of
O?Brien & Gere Limited since 1985. Dr. Murphy also served as President of O?Brien & Gere Limited from
December 1997 to May 1999 and Chairman of the Board of O?Brien & Gere Engineers from January 1993 to
December 1998. Dr. Murphy currently serves as President of the State University of New York College of
Environmental Science and Forestry, which is located in Syracuse, New York. Richard L. Elander (66)
Director
1991
Mr. Elander has served in his present position as a Director since November of 1991. Mr. Elander formerly served as the Commissioner of the Onondaga County Department of Water Environment Protection.

Steven A. Sanders (62)
Director
1991
Mr. Sanders has served in his present position as a Director since December 1991. Mr. Sanders is currently
Senior Partner of Sanders, Ortoli, Vaughn-Flam, Rosenstadt.  From January 1,
 2004 until June 30, 2007, he
was of counsel to the law firm of Rubin, Bailin, Ortoli, LLP. From January 1, 2001 to December 31, 2003, he
was counsel to the law firm of Spitzer & Feldman PC.


George W. Lee, Jr. (59)
Director


2002


Mr. Lee was elected to the Board in December 2002. Mr. Lee co-founded Blasland, Bouck and Lee, Inc., an
Engineering News Record top 100 worldwide engineering and scientific services company in 1984.  He served
in various capacities in this firm, including Executive VP, Director of Marketing and Director of Health and Safety from 1984 to 1994. Mr. Lee served on the Board of Directors of Blasland, Bouck and Lee, Inc. from
1984 to 2005. Since 1984 Mr. Lee has been active as a consultant to new business ventures involved in professional development and wastewater treatment. In October 2005 Mr. Lee joined Pyramid Brokerage of
Central New York as a commercial real estate sales agent.

Richard Jacobson (44)
Director
2006
Mr. Jacobson was elected to the Board in February 2006. Mr. Jacobson is currently a Senior Managing
Director with Stern Capital. From 1999 to 2003 he was a Vice President and Managing Director in the merchant banking group of Indosuez Capital. From 1997 to 1999 he was a Vice President in the leveraged finance group of SG Cowen. From 1994 to 1997 he was an associate in the leveraged finance group of
Chemical Securities, Inc. Mr. Jacobson began his career as an attorney for the law firm of Jacobs, Persinger and Parker.

Each director has served continuously since he was first elected.

The Board of Directors held five meetings during the last calendar year. All of the directors attended more than 75% of the total number of meetings held by the Board of Directors.

Directors of the Company are paid $2,000 for each meeting plus reimbursement for their actual expenses incurred in attending meetings.


INDEPENDENCE

The Board recognizes the importance of director independence. Under the rules of the New York
 Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company. Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the company or receives $25,000 per year in direct compensation from the company, other than director and committee fees or other forms of deferred compensation for prior service,
(ii) the director was
partner of or employed by the company?s independent auditor, (iii) the director is part of an interlocking directorate in which an executive officer of the company serves on the compensation committee of another company that employs the director, (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $100,000 or 2% of such other company?s consolidated gross revenues, (v) or the immediate family member in any of the categories in (i) ? (iv) above.

The Board has determined that six (6) of the company?s seven (7) directors are independent under these standards. As a result of Director Berger?s ownership of St. Lawrence Industrial Services
Corp., he is not considered to have independent status. Mr. Berger does serve on the
 Compensation committee based upon his prior business experience and the fact that he is a holder of almost ten percent (10%) of the outstanding shares of the company?s stock.


RELATED PARTY TRANSACTION REVIEW

The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and ?related persons? (directors and executive officers or their immediate family members, or shareholders owning five percent (5%) or greater of the Company?s outstanding shares). The policy covers any transaction exceeding $1,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved in advance by the
 Co-chairmen and reported to the Board at next meeting following the transaction. The policy is intended to restrict transactions to only those which are in the best interests of the Company.

The following table summarizes all executive officers of the Company as of June 30, 2007:


Name
Age
Position Held
Charles B. Morgan
54
Chief Executive Officer
Jon Verbeck
47
Chief Financial Officer & Treasurer




Mr. Morgan was named Chief Executive Officer (CEO) in November 2006.  He has
 been with the
Company since January of 2002 and has previously served as Executive Vice
 President and Chief Operating Officer.
Prior to joining OP-TECH, Mr. Morgan served as a Vice President with the firm of Camp, Dresser and McKee, an Engineering News Record top 20, Boston, MA based consulting, engineering, construction and operating firm.

Mr. Verbeck was named Chief Financial Officer (CFO) and Treasurer in May 2007. Mr. Verbeck is an inactive
Certified Public Accountant in New York State. He previously worked as an Auditor for a public accounting firm from 1985 to 1991, a CFO for a manufacturing and distribution company from 1991 to 2005, and the Managing
Director of a business consulting firm from 2005 to 2007.
































The following table sets forth certain information furnished to the Company regarding the beneficial
ownership of the Company?s common stock at June 30, 2007 by each director and nominee for
election as director and each elective officer. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.


Name of                              Number of Shares of Common
Beneficial Owner                  Stock Beneficially Owned (3) (4)
   Percentage of Class

Richard Messina (1)                             4,208,451         33%

Robert J. Berger (1)                             1,171,667         9%

Richard L. Elander (1)                             429,565         3%

Steven A. Sanders (1)                               45,352        <1%

Cornelius B. Murphy, Jr. (1)                       21,424         <1%

George W. Lee (1)                                   186,666          1%

Richard Jacobson (1)                                  -0-            0%

Charles Morgan (2)                                  200,000          1%

All Directors as a Group (7 persons)      6,062,459                 47%


(1)   Director
(2)    Officer
(3)  Includes unexercised options to purchase shares of common stock:
Mr. Berger         13,333
Mr. Elander        10,000
Mr. Sanders        13,333
Mr. Murphy         10,000
Mr. Lee            16,667
Mr. Morgan        100,000

EXECUTIVE COMPENSATION

A. Introduction
The executive officer compensation information in this section is presented in a new format this year as required by revised executive compensation disclosure rules adopted by the Securities and
Exchange Commission (SEC). The new format includes a Compensation Discussion and Analysis or CD&A section that explains the Company's executive officer compensation policy, the material elements of the compensation paid to the Companys executive officers under the policy and how the Company
determined the amount paid.
Several disclosure tables follow the CD&A. The first table, the Summary Compensation Table, provides a summary of the total compensation earned by the Companys principal executive officer, principal
financial officer and the most highly compensated executive officers other than the principal
executive officer and principal financial officer (the named executives).
 The tables following
the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table.
B. Compensation Committee
The Compensation Committee of the Board of Directors reviews and administers the Company's
compensation policies and practices for the executive officers of the Company. The Compensation
Committee is currently comprised of Dr. Murphy, Mr. Messina and Mr. Berger, all of whom are nonemployee
directors. The Companys financial accounting group supports the Compensation Committees work by providing information reports to the Compensation Committee when requested. The Committees authority is not set out in a charter. The Committee has not delegated authority and has not hired compensation consultants.

C. Compensation Discussion and Analysis
Compensation Philosophy
The Compensation Committee has adopted an executive compensation policy that rewards executives if the
Company achieves its operational, financial and strategic goals and for building shareholder value.  The
material elements of the total compensation which is considered for executives each year under the Company's
policy are (i)base salary, (ii)annual cash bonus, (iii) stock-based awards, and (iv)retirement, health and welfare and other benefits.
The Compensation Committee intends for the compensation earned by executive officers to be commensurate with performance and competitive with the
compensation paid to executives at comparable companies.   The Compensation
Committee has not engaged in any benchmarking of total compensation or any material element thereof. The named executive officers do not play a role in the compensation setting process other than negotiating employment agreements on their own behalf.
Base Salaries
Base salaries provide a baseline level of compensation to executive officers. Base salaries are not linked to the performance of the Company, because they are intended to compensate executives for carrying out the day-to-day duties and responsibilities of their positions.
The Compensation Committee reviews and adjusts base salary levels in January each year. During the review and adjustment process, the Compensation Committee considers:
* individual performance;
the duties and responsibilities of each executive officer position;
the relationship of executive officer pay to the base salaries of other employees of the Company;
and
whether the base salary levels are competitive when compared to compensation paid to executives at comparable companies.
The Board of Directors increased the base salaries of all the named executives for 2006 by 3%.
Annual Cash Bonus Awards
The Compensation Committee also considers bonus awards to the named executives at its January meeting each year. In general, the Committee does not award bonuses to executive officers under a pre-established plan or formula. Instead, the Committee makes bonus awards based on its review of the individual performance of the executives and the financial performance of the Company during the preceding year. The
Committee believes that awarding bonuses in this manner keeps executives focused on making decisions that are in the long-term best interests of the Company and its shareholders and not for the purpose of achieving a
pre-established performance level over a shorter term.
At its January 2007 meeting, the Compensation Committee made cash bonus awards to the named executives for 2006 in the amounts shown in the Summary Compensation Table that follows this CD&A.
Stock-Based Awards
The Compensation Committee follows procedures that are substantially similar to the bonus award procedures for making stock-based awards to executive officers. The 2002 Omnibus Plan (Omnibus Plan) maintained by the Company is intended to promote the growth and general prosperity of the Company by offering incentives to its key employees who are primarily responsible for the growth of the Company and to attract and retain qualified employees. Awards granted under the Plan may be
 (a) Stock Options which may
be designated as Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, or Nonqualified Stock Options (?NQSO?s) not intended to so qualify;
(b) stock appreciation rights; (c)
restricted stock awards; (d) performance awards; or (e) other forms of stock-based incentive awards. The shares of stock with respect to which the Awards may be granted shall be the common stock, par value at
$0.01, of the Company (?Common Stock").
All stock-based awards are made under the Companys Omnibus Plan.  The number of shares included in
stock-based awards is not determined under a pre-established formula. Instead, as is the case with bonus awards, all stock-based awards are discretionary based on the Committees review of the individual performance of the executives and the financial performance of the Company during the preceding year.
Under the Omnibus Plan, on January 26, 2005 the Company granted 369,000 NQSO?s, of which 160,000 were granted to named executives.

Retirement and Other Benefits
The Company sponsors the OP-TECH Environmental Services 401(k) Plan (the
Plan), a tax-qualified Code Section?401(k)?retirement savings plan, for the benefit of all of its employees, including the named executives. The Plan encourages saving for retirement by enabling participants to save on a pre-tax basis and by providing Company matching contributions equal to 25% of the first 6% that each employee contributes to the Savings Plan.
None of the named executives receive perquisites whose aggregate value exceeds $10,000 annually.









Post Termination of Employment Benefits
The Company has not entered into employment agreements with any executive officers that provide severance or other benefits following their resignation, termination, retirement, death or disability, except for agreements with Mr. Polimino and Mr. Lee that provided severance benefits in the event of a termination of their employment one year prior to or one year following a change of control of the Company, and an agreement with Mr. Morgan that provides severance benefits if seventy-five percent of the common stock or assets of the Company is sold. Messrs. Polimino and Lee resigned in May 2007 and such agreements expired at that time.
All named executives signed employment agreements (the ?Agreements?) on January 1, 2005. The Agreements were approved by the Board of Directors who were acting as the Compensation Committee prior to the formation of the Compensation Committee. The original term of the Agreements was through December 31, 2005, however the term was subsequently renewed through March
 31, 2007.
Mr. Morgan signed a Replacement Agreement on March 13, 2007. The term of the Replacement Agreement runs through March 30, 2008. Under the Replacement Agreement, if seventy-five percent (75%) of the common stock or assets of the
 Company is sold, Mr. shall be entitled to a sale fee. The sale fee shall be based on the total common stock value or total asset value in the case of an asset sale. The value, which shall be finally determined by the Board of Directors, shall not include debt, holdbacks, escrow funds, earn-outs or similar items. The sale fee will be determined on a sliding scale, and the amounts of portions of this sale fee to be distributed to any other Company employee will be at the discretion of Mr. Morgan and subject to the final approval of the Board of Directors. The sale fee will make up the total compensation to all employees of the Company in the event of a sale of the Company.

D. Conclusion
The Compensation Committee has read the compensation discussion and analysis and has reviewed all components of the named executives? compensation, including salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value of all perquisites and other personal benefits. Based on this review, the Compensation Committee is of the view that the compensation payable under the Replacement Agreement with Mr. Morgan is reasonable and appropriate.







E. Executive Officer Compensation Disclosure Tables


Summary Compensation Table
Name and Principal
Position(s)
(a)  Year  (b)   Salary ($) (c)  Bonus ($) (d) Stock Awards ($) (e) Option
Awards
($) (1)
(f)

Change in Pension value
And Nonqualified
Deferred
Compensation
Earnings
(h)

All Other
Compensation
($) (2)
(i)

Total
($)
(j)


Christopher J. Polimino

                  2006   $191,200    $17,500  $0  $16,000  $0$2,868   $227,568
President

                  2005   $185,000    $0       $0   $0$ 0     $2,775   $187,775

                  2004  $175,000     $ 0       $0  $0   $0   $2,625    $177,625


Charles B. Morgan

                 2006  $148,500   $17,500   $0  $11,666  $0  $ 2,228    179,894

Chief Executive Officer

                  2005 $145,000  $0         $ 0     $0 $0    $2,175    $147,175


                  2004 $140,000  $0          $0     $0  $0     $2,100 $142,100



Douglas R. Lee

2006     $80,000  $10,000   $0   $11,666 $0   $1,200  $102,866

Chief Financial Officer

2005     $73,200  $0      $0   $0    $0   $1,098        $74,298
and Treasurer

2004     $69,000  $0       $0   $0   $0  $1,035    $70,035


(1) See relevant SFAS No. 123R assumptions in Note 2 of the Consolidated Financial Statements.

(2) Amounts represent the Company?s matching contribution to the named executives 401(k) account. The aggregate value of the perquisites do not exceed $10,000 for any of the named executives.

Column g, Non-Equity Incentive Plan Compensation, is not applicable and is omitted.





























Grants of Plan-Based Awards Table

Grants of plan-based awards table is not included since the Company did not grant any plan-based awards in 2006.

Outstanding Equity Awards at Fiscal Year-End Table


Option Awards

Stock Awards

Name
(a)

Number of
Securities
Underlying
Unexercised
Options
(#)Exercisable
(b)

Number of
Securities
Underlying
Unexercised
Options
(#)
Unexercisable
(c)

Option
Exercise Price
($)
(e)

Option
Expiration
Date
(f)

Number of Shares
Or Units
Of Stock
That Have Not
Vested
(#)
(g)
?
Market Value of
Shares or
Units of Stock That Have
Not Vested
($)
(h)

Mr. Polimino  25,000          0    $0.06    05/21/12(1) 0  0

             100,000          0    $0.15    11/19/13(2)

             20,000      40,000    $0.40    01/26/15(3)




Mr.Morgan  16,667       0        $0.06      05/21/12   0   0

           33,333       0        $0.15      11/19/13

           16,667  33,333        $0.40      01/26/15


Mr.Lee   13,334         0        $0.06      05/21/12  0   0

        50,000          0        $0.15      11/19/13

        16,667     33,333        $0.40      01/26/15




(1)Stock options vest at the rate of 33-1/3% per year with vesting dates of 5/21/03, 5/21/04 and 5/21/05.
(2)Stock options vest at the rate of 33-1/3% per year with vesting dates of 11/19/04, 11/19/05 and 11/19/06.
(3)Stock options vest at the rate of 33-1/3% per year with vesting dates of 1/26/06, 1/26/07 and 1/26/08.

Columns d, i and j related to Equity Incentive Plan Awards are not applicable and are omitted.




Option Exercises and Stock Vested Table
Option exercises and stock vested table is not included since no options were exercised in 2006.


Pension Benefits Table
Pension benefits table is not included since the Company does not maintain any qualified defined benefit plans or supplemental executive retirement plans.




Non-Qualified Deferred Compensation Table

Non-qualified deferred compensation table is not included since the Company does not maintain any plans on a non-qualified basis.

Director Compensation Table
The following table summarizes the compensation paid to the Chairman and each nonemployee director for his or her service to the Board and its committees during 2006:

Name
(a)


Fees
Earned or
Paid in
Cash?($)
(b) (1)

Option Awards
($)
(d) (2)

All Other
Compensation
($)
(g)

Total($)
(h)

Robert J. Berger        $4,000  $1,833   $0       $5,833
Richard Messina             $0      $0   $0           $0
Richard L. Elander      $5,000  $1,833   $0       $6,833
Cornelius B. Murphy, Jr.$5,000  $1,833   $0       $6,833
Steven A. Sanders       $4,000  $1,833   $0       $5,833
George W. Lee           $5,000  $2,166   $0       $7,166
Richard Jacobson        $4,000      $0   $0       $4,000
























(1)In 2006 Directors of the Company were paid $1,000 for each Board meeting attended and $500 for each sub-committee meeting attended. Richard Messina served as an unpaid Director in 2006.
(2)See relevant SFAS No. 123R assumptions in Note 2 of the Consolidated Financial Statements.


Column c (Stock Awards), column e (Non-Equity Incentive Plan Compensation), and column f (Change in Pension Value and Nonqualified Deferred Compensation Earnings) are not applicable and are omitted.



Report of Compensation Committee

The Compensation committee reviewed and discussed the compensation Discussion and Analysis with management of the company. Based on such review and discussion, the compensation Committee recommended to the Board of Directors that the Compensation discussion and Analysis be included in the companys Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Richard Messina (Chairman)
Robert Berger
Cornelius Murphy, Jr.






CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steven A. Sanders, a director of the Company, is of counsel to Sanders Ortloli, Vaughn-Flam Rosenstadt, LLP, which provides professional services to the Company, and it is anticipated that it will continue to do so. The cost of these services in 2006 was approximately $5,000.

The Company purchases subcontract labor services from St. Lawrence Industrial Services, Inc., which is owned by Robert J. Berger, a director of the Company. The costs for these services amounted to approximately $1,074,000 in 2006.



COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company?s knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.


                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm Dannible & McKee, LLP as independent auditors for the year ending December 31, 2007, subject to ratification by the stockholders at the Annual Meeting. Representatives of Dannible & McKee, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.


                                OTHER MATTERS

The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting.


STOCKHOLDERS PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the Information Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2008 Annual Meeting must be received by the Company no later than February 1, 2008.


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